UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2006 (October 24, 2006)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Principal Financial Officer

On October 24, 2006, the Board of Directors of Bill Barrett Corporation (the “Company”) approved the appointment of Francis B. Barron as the Company’s Chief Financial Officer, commencing upon the effective date of the resignation of Thomas B. Tyree, Jr. as the Company’s Chief Financial Officer on November 17, 2006 if a successor to Mr. Tyree as Chief Financial Officer has not been appointed by that time. Mr. Barron is expected to serve in an interim capacity until a successor has been appointed. In this capacity, Mr. Barron will serve as the Company’s Principal Financial Officer.

Mr. Barron, age 44, has served as the Company’s Senior Vice President—General Counsel and Secretary since March 2004. Prior to joining the Company, Mr. Barron was a partner at the Denver, Colorado office of Patton Boggs LLP from February 1999 until February 2004, practicing corporate, securities and general business law. Prior to February 1999, Mr. Barron was a partner of and served as an associate at Bearman Talesnick & Clowdus Professional Corporation, a Denver law firm. Mr. Barron’s clients included publicly-traded oil and gas companies.

There was no change in Mr. Barron’s compensation or other terms of employment as a result of this appointment. For a description of Mr. Barron’s compensation, please see the “Executive Compensation” section of the Company’s Proxy Statement dated April 13, 2006 filed with the Securities and Exchange Commission on April 14, 2006 and Item 1.01 of the Current Report on Form 8-K reporting an event occurring February 22, 2006 filed with the Securities and Exchange Commission on February 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2006	BILL BARRETT CORPORATION

	By:	/s/ Fredrick J. Barrett
Fredrick J. Barrett
Chairman and Chief Executive Officer